Exhibit 99.1

BATH & BODY WORKS REPORTS RECORD FOURTH QUARTER 2021 SALES RESULTS AND PROVIDES UPDATE ON EXPECTED EARNINGS PER SHARE

ANNOUNCES $1.5 BILLION SHARE REPURCHASE AUTHORIZATION; $1 BILLION TO BE EXECUTED THROUGH ACCELERATED SHARE REPURCHASE

INCREASES ANNUAL DIVIDEND BY 33 PERCENT TO $0.80 PER SHARE AND DECLARES QUARTERLY DIVIDEND OF $0.20 PER SHARE
Columbus, Ohio (Feb. 2, 2022) — Bath & Body Works, Inc. (formerly known as L Brands, Inc.) (NYSE: BBWI) today reported record fourth quarter sales results, provided an update on estimated fourth quarter earnings per share from continuing operations and announced capital structure actions.
Andrew Meslow, CEO of Bath & Body Works, commented, “Driven by our focus on staying close to our customers and our commitment to operational excellence, Bath & Body Works achieved record sales and earnings during the fourth quarter. Importantly, we are ending the fiscal year with approximately $2 billion in cash, and our strong balance sheet is allowing us meaningful opportunities to drive enhanced value for our shareholders. As we begin 2022, we are focused on leveraging our strong brand positioning, continuing to execute with excellence and delivering sustainable growth.”
Meslow added, “These results would not have been possible without the continued dedication and efforts of our associates and partners, and I’d like to express our sincere appreciation for their contributions.”
Fourth Quarter 2021 Results
The company reported net sales of $3.027 billion for the fourth quarter ended Jan. 29, 2022, an increase of 11 percent compared to net sales of $2.718 billion for the fourth quarter ended Jan. 30, 2021.
The company expects to report fourth quarter earnings per share from continuing operations of approximately $2.25, compared to its initial guidance of $2.10 to $2.25 per share, and compared to $1.96 earnings per share from continuing operations in 2020. The reported result includes a charge of approximately $0.03 per share related to the write-off of inventory that was destroyed by a tornado at a vendor’s factory. Excluding this charge, the company expects to report adjusted fourth quarter earnings per share from continuing operations of approximately $2.28, an increase of 16 percent compared to last year.
Returning Value to Shareholders
The company also announced approval by the Board of Directors of certain actions with respect to capital structure, including:
•The authorization of a new $1.5 billion share repurchase program, $1.0 billion of which we plan to execute through an accelerated share repurchase this week. This follows the completion of the company’s previous $1.5 billion share repurchase authorization, with nearly $2 billion, or approximately 10 percent of shares outstanding as of Jan. 30, 2021, repurchased in fiscal 2021.
•The authorization of a 33 percent increase in the company’s annual dividend to $0.80 per share.
•The declaration of the company’s quarterly dividend of $0.20 per share, payable on March 4, 2022, to shareholders of record as of Feb. 18, 2022.
Sarah Nash, Chair of the Board, said “Bath & Body Works maintains a disciplined approach to capital allocation and is committed to strategically deploying capital where we believe we can drive the greatest value for our shareholders. With the company’s strong performance in fiscal 2021 and our confidence in Bath & Body Works’ continued momentum, the Board is pleased to authorize a significant new $1.5 billion share repurchase program, $1 billion of which will be deployed this week, along with a 33% increase in the company’s annual dividend. The company’s strong balance sheet provides ample capacity to continue to return capital directly to our shareholders while also continuing to execute on the company’s strategic objectives.”
The company will report fourth quarter earnings after the close of the market on Feb. 23, 2022, and conduct its earnings call at 9 a.m. Eastern on Feb. 24, 2022, at which time the company will provide further commentary on its fourth quarter performance and its outlook for 2022.
ABOUT BATH & BODY WORKS:
Bath & Body Works is one of the world’s leading specialty retailers and home to America’s Favorite Fragrances® offering a breadth of exclusive fragrances for the body and home, including the #1 selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. For more than 30 years, customers have looked to Bath & Body Works for quality, on-trend products and the newest, freshest fragrances. Today, these fragrant products can be purchased at more than 1,750 company-operated Bath & Body Works locations in the U.S. and Canada, and more than 300 international franchised locations, as well as on bathandbodyworks.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•the spin-off of Victoria’s Secret may not be tax-free for U.S. federal income tax purposes;
•a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of the company or that the company does not realize all of the expected benefits of the spin-off;
•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations;
•the seasonality of our business;
•divestitures or other dispositions and related operations and contingent liabilities from businesses that we have divested;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to grow through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license and wholesale partners;
•our direct channel businesses;
•our ability to protect our reputation and our brand images;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
◦duties, taxes and other charges;
◦legal and regulatory matters;
◦volatility in currency exchange rates;

◦local business practices and political issues;
◦delays or disruptions in shipping and transportation and related pricing impacts;
◦disruption due to labor disputes; and
◦changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio;
•fluctuations in foreign currency exchange rates;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in product input costs, including those caused by inflation;
•our ability to adequately protect our assets from loss and theft;
•fluctuations in energy costs, including those caused by inflation;
•increases in the costs of mailing, paper, printing or other order fulfillment logistics;
•claims arising from our self-insurance;
•our and our third-party service providers' ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•the anticipated increase in, and our ability to pay, dividends and related effects;
•the anticipated timing of our share repurchases under existing share repurchase authorizations and the anticipated impact thereof on our financial performance and liquidity;
•shareholder activism matters;
•our ability to maintain our credit ratings;
•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2020 Annual Report on Form 10-K, as updated by the risk factors disclosed in Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 30, 2021 as filed with the Securities and Exchange Commission, and our subsequent filings.
For further information, please contact:

Bath & Body Works, Inc.:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
Investorrelations@bbw.com	Communications@bbw.com

BATH & BODY WORKS, INC.
FOURTH QUARTER 2021

Total Sales from Continuing Operations (Millions):

	Fourth Quarter	Fourth Quarter	% Inc/ (Dec)	Fourth Quarter	Fourth Quarter	% Inc/ (Dec)
	2021	2020		2021	2019
Stores - U.S. and Canada	$2,190.6	$1,903.3	15.1%	$2,190.6	$1,744.0	25.6%
Direct - U.S. and Canada	763.9	749.5	1.9%	763.9	430.7	77.4%
International[1]	72.9	65.4	11.5%	72.9	56.2	29.7%
Total Bath & Body Works	$3,027.4	$2,718.2	11.4%	$3,027.4	$2,230.9	35.7%

1 - Results include royalties associated with franchised stores and wholesale sales.

	Full Year	Full Year	% Inc/ (Dec)	Full Year	Full Year	% Inc/ (Dec)
	2021	2020		2021	2019
Stores - U.S. and Canada	$5,708.5	$4,206.9	35.7%	$5,708.5	$4,212.4	35.5%
Direct - U.S. and Canada	1,889.6	2,003.5	(5.7%)	1,889.6	958.1	97.2%
International[1]	283.4	223.7	26.7%	283.4	185.2	53.0%
Other	—	—	—	—	49.7	—
Total Bath & Body Works	$7,881.5	$6,434.1	22.5%	$7,881.5	$5,405.4	45.8%

1 - Results include royalties associated with franchised stores and wholesale sales.

Total Company-Operated Stores:

	Stores			Stores
	1/30/21	Opened	Closed	1/29/22
United States	1,633	53	(35)	1,651
Canada	103	1	—	104
Total Bath & Body Works	1,736	54	(35)	1,755

Total Partner-Operated Stores:

	Stores			Stores
	1/30/21	Opened	Closed	1/29/22
International	270	55	(8)	317
International - Travel Retail	18	3	—	21
Total International	288	58	(8)	338